UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

TRACKSOFT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54294	27-2300669
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4364 Bonita Road, No. 424, Bonita, California 91902	91902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 424-5262

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2010, TrackSoft Systems, Inc., a Wyoming company (the “Company”) held a special meeting of its shareholders at which holders of a majority of the Company’s outstanding common stock of the shareholders of record as of the close of business on April 20, 2012, voting as a class, approved amendments to the Company’s Articles of Incorporation to (1) increase the authorized shares of common stock of the Company from 50,000,000 to 250,000,000; (2)  change the authorized capital stock of the Company to include 50,000,000 shares of preferred stock, and authorize the Company to issue one or more series of preferred stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors; and (3) change the Company’s name to “Premier Brands, Inc.” (the “Articles of Amendment”).

The following table sets forth the matters voted upon at the special meeting of shareholders and the final results of voting on each matter voted upon:

Matter Voted Upon	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock of the Company from 50,000,000 to 250,000,000	441,000	-0-	-0-	-0-
Amendment to the Company’s Articles of Incorporation to change the authorized capital stock of the Company to include 50,000,000 shares of preferred stock, and authorize the Company to issue one or more series of preferred stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors	441,000	-0-	-0-	-0-
Amendment to the Company’s Articles of Incorporation to change the Company’s name to “Premier Brands, Inc.”	441,000	-0-	-0-	-0-

The Articles of Amendment is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2012 (the “Proxy Statement”). Please refer to the Proxy Statement for a detailed description of the Articles of Amendment to the Company’s previous Article of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2012	TRACKSOFT SYSTEMS, INC.

	By:	/s/ Jorge Olson
Jorge Olson President
	By:	/s/ Rosario Piacente
Rosario Piacente
Chief Executive Officer